UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware    1-7573    73-0618660
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
of incorporation)        Identification No.)

5 Greenway Plaza, Suite 100
Houston, Texas    77046
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

Underwriting Agreements

On February 22, 2017, Parker Drilling Company (the “Company”) entered into Underwriting Agreements (each, an “Underwriting Agreement” and together the “Underwriting Agreements”) with Barclays Capital Inc., as the sole underwriter (the “Underwriter”). Pursuant to the Underwriting Agreements, the Company agreed to (i) sell the Underwriter an aggregate of 12,000,000 shares of the Company’s common stock, par value $0.16 2/3 per share (the “Common Stock”), at a price to the public of $2.10 per share and (ii) sell the Underwriter 500,000 shares of the Company’s 7.25% Series A Mandatory Convertible Preferred Stock, par value $1.00 (the “Mandatory Convertible Preferred Stock”), with a liquidation preference and a price to the public of $100 per share, in each case in a registered offering under the Company’s shelf registration statement on Form S-3 (File No. 333-197977) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), as supplemented by a prospectus supplement with respect to each offering. Pursuant to the respective Underwriting Agreements, the Company also granted the Underwriter a 30 day option to purchase up to an additional 1,800,000 shares of Common Stock and an additional 75,000 shares of Mandatory Convertible Preferred Stock, as applicable.

The Underwriting Agreements contain customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to reimburse the Underwriter for certain expenses, to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make in respect of those liabilities.

The offerings are expected to close on February 27, 2017, subject to customary closing conditions. The Company expects to use the net proceeds of the offerings, including any net proceeds from the exercise of the Underwriters’ options to purchase additional shares, for general corporate purposes, which may include, without limitation, working capital, capital expenditures, acquisitions or the repayment, redemption or refinancing of a portion of its indebtedness.

The Underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they received or may in the future receive customary fees and expenses.

The foregoing description of the Underwriting Agreements is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreements, which are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K.

Amendment to Credit Agreement

On February 21, 2017, the Company entered into the Fourth Amendment to the Second Amended and Restated Credit Agreement (the “Fourth Amendment”) with Bank of America N.A., as administrative agent (in such capacity, the “Administrative Agent”), the lenders party thereto and the subsidiary guarantors thereunder. The Fourth Amendment amends the Second Amended and Restated Credit Agreement dated as of January 26, 2015 among the Company, the lenders party thereto from time to time, the Administrative Agent, and the other parties thereto.

The Fourth Amendment, among other things, permits the sale and issuance of certain equity interests of the Company, including the Mandatory Convertible Preferred Stock, and permits the Company to pay dividends on the Mandatory Convertible Preferred Stock, up to certain aggregate amounts specified therein.

The above description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.03    Material Modification to Rights of Security Holders.

In connection with the offering of shares of its Mandatory Convertible Preferred Stock pursuant to the registered offering described in Item 1.01 above, on February 27, 2017, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Mandatory Convertible Preferred Stock. The Certificate of Designations became effective upon filing.

Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the shares of the Company’s Common Stock or any other class or series of junior stock, and no Common Stock or any other class or series of junior or parity stock shall be purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of the Company’s Common Stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Unless converted or redeemed earlier pursuant to the Certificate of Designations, each share of Mandatory Convertible Preferred Stock will convert automatically on March 31, 2020, into between 41.4079 and 47.6190 shares of the Company’s Common Stock, subject to customary anti-dilution adjustments. The number of shares of Common Stock issuable upon conversion will be determined based on the average volume weighted average price per share of the Company’s Common Stock over the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding the mandatory conversion date. Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Company’s Board of Directors, at an annual rate of 7.25% of the liquidation preference of $100 per share, and may be paid in cash, or subject to certain limitations, in shares of the Company’s Common Stock or any combination of cash and shares of the Company’s Common Stock on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2017 and ending on, and including, March 31, 2020.

In addition, upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100 per share of the Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on the shares, whether or not declared, to, but not including, the date fixed for liquidation, winding-up or dissolution to be paid out of the Company’s assets available for distribution to the Company’s stockholders, after satisfaction of liabilities to the Company’s creditors and holders of shares of any senior stock and before any payment or distribution is made to holders of junior stock (including the Company’s Common Stock).

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 3.03 by reference. A copy of the form of certificate for the Mandatory Convertible Preferred Stock is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 3.03 by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2017, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Mandatory Convertible Preferred Stock. The Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference, became effective upon filing. The information set forth under Item 3.03 above is incorporated into this Item 5.03 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

1.1	Underwriting Agreement, dated February 22, 2017, by and between Parker Drilling Company and Barclays Capital Inc., as the sole underwriter, with respect to the offering of Common Stock.

1.2
Underwriting Agreement, dated February 22, 2017, by and between Parker Drilling Company and Barclays Capital Inc., as the sole underwriter, with respect to the offering of 7.25% Series A Mandatory Convertible Preferred Stock.

3.1	Certificate of Designations of 7.25% Series A Mandatory Convertible Preferred Stock of Parker Drilling Company, dated February 27, 2017.

4.1	Form of Certificate for the 7.25% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1).

5.1	Opinion of Baker Botts L.L.P. relating to the Common Stock.

5.2	Opinion of Baker Botts L.L.P. relating to the 7.25% Series A Mandatory Convertible Preferred Stock.

10.1
Fourth Amendment to the Second Amended and Restated Credit Agreement, dated February 21, 2017, among Parker Drilling Company, as Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, Wells Fargo Bank, National Association, as Syndication Agent, Barclays Bank PLC, as Documentation Agent, and the other lenders and L/C issuers from time to time party thereto.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

By: /s/ Christopher T. Weber
Christopher T. Weber
Senior Vice President and Chief Financial Officer

Date: February 27, 2017

INDEX TO EXHIBITS

1.1	Underwriting Agreement, dated February 22, 2017, by and between Parker Drilling Company and Barclays Capital Inc., as the sole underwriter, with respect to the offering of Common Stock.

1.2
Underwriting Agreement, dated February 22, 2017, by and between Parker Drilling Company and Barclays Capital Inc., as the sole underwriter, with respect to the offering of 7.25% Series A Mandatory Convertible Preferred Stock.

3.1	Certificate of Designations of 7.25% Series A Mandatory Convertible Preferred Stock of Parker Drilling Company, dated February 27, 2017.

4.1	Form of Certificate for the 7.25% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1).

5.1	Opinion of Baker Botts L.L.P. relating to the Common Stock.

5.2	Opinion of Baker Botts L.L.P. relating to the 7.25% Series A Mandatory Convertible Preferred Stock.

10.1
Fourth Amendment to the Second Amended and Restated Credit Agreement, dated February 21, 2017, among Parker Drilling Company, as Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, Wells Fargo Bank, National Association, as Syndication Agent, Barclays Bank PLC, as Documentation Agent, and the other lenders and L/C issuers from time to time party thereto.

23.1    Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.2).